SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): JUNE 24, 1997


                                IVAX CORPORATION

                  4400 BISCAYNE BOULEVARD, MIAMI, FLORIDA 33137

                                  305-575-6000

 Incorporated under the laws of the      Commission File Number       I.R.S. Employer Identification Number

        STATE OF FLORIDA                        1-09623                                16-1003559

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 24, 1997, IVAX Corporation ("IVAX") completed the sale of all of the outstanding shares of the capital stock of its wholly-owned subsidiary, McGaw, Inc. ("McGaw"), to B. Braun Medical Inc. ("B. Braun"), an indirect subsidiary of B. Braun Melsungen AG, pursuant to a Stock Purchase Agreement dated May 30, 1997, as amended by an Assignment and Assumption Agreement and Amendment No. 1 to Stock Purchase Agreement dated as of June 17, 1997 (the "Agreement"). The parties agreed to make an election under the Internal Revenue Code to treat the transaction as a sale of assets for federal income tax purposes.

         McGaw, which constituted IVAX' intravenous products business, manufactures and markets a broad line of basic and specialty intravenous solutions, irrigation solutions, intravenous administration sets, infusion pumps, and other infusion supplies and equipment, primarily to hospitals and alternate site healthcare locations in the United States and, through independent distributors, in various foreign markets. Its operations accounted for approximately 30%, 27% and 30% of IVAX' consolidated net revenues and approximately 32%, 25% and 29% of IVAX' consolidated gross profits for the years ended December 31, 1996, 1995 and 1994, respectively.

         B. Braun paid $320 million in cash to IVAX at the closing for the shares of McGaw, which amount is subject to certain post closing adjustments based on an adjusted statement of net assets of McGaw, as of May 31, 1997. Pursuant to the Agreement, B. Braun agreed, among other things, to pay IVAX (1) up to an additional $80 million contingent upon the combined operating income of McGaw and B. Braun, and (2) royalties and other payments based on McGaw's and B. Braun's commercialization of McGaw's Duplex(TM) drug delivery system. Presently under development, the Duplex(TM) system is a multi-compartment intravenous drug delivery system designed for intravenous drugs which have limited stability after mixing.

         IVAX used the proceeds received at closing to pay off the entire outstanding balance of its revolving line of credit.

         The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement which is included as Exhibit 2.1 and Exhibit
2.2 to this Current Report on Form 8-K and incorporated herein by reference.

         EXCEPT FOR THE HISTORICAL MATTERS CONTAINED HEREIN, STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K ARE FORWARD LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY AFFECT THE COMPANY'S BUSINESS AND PROSPECTS, INCLUDING THE RISK THAT IVAX MAY NOT RECEIVE FUTURE PAYMENTS RELATING TO THE MCGAW SALE, AND CERTAIN ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS DISCUSSED IN IVAX' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THE COMBINED OPERATING INCOME OF B. BRAUN AND MCGAW DOES NOT EXCEED CERTAIN LEVELS SPECIFIED IN THE AGREEMENT, IVAX MAY NOT RECEIVE ALL OR A PORTION OF THE $80 MILLION IN CONTINGENT PAYMENTS DESCRIBED ABOVE. IN ADDITION, THE RECEIPT BY IVAX OF ROYALTIES AND OTHER PAYMENTS RELATED TO THE COMMERCIALIZATION OF THE DUPLEX(TM) SYSTEM IS SUBJECT TO THE SUCCESSFUL DEVELOPMENT OF THE PRODUCT BY B. BRAUN, APPROVAL OF APPLICABLE REGULATORY AUTHORITIES, AND SUCCESSFUL COMMERCIALIZATION OF THE PRODUCT BY B. BRAUN. NEITHER THE OPERATING RESULTS OF B. BRAUN AND MCGAW NOR THE SUCCESS OF THE DUPLEX(TM) SYSTEM ARE WITHIN THE CONTROL OF IVAX. THE POST CLOSING ADJUSTMENT DESCRIBED ABOVE IS SUBJECT TO REVIEW BY B. BRAUN AND ITS ACCOUNTANTS OF AN AUDITED BALANCE SHEET OF MCGAW AS OF MAY 31, 1997 TO BE PREPARED BY IVAX' ACCOUNTANTS, AND THE ACTUAL AMOUNT OF THE ADJUSTMENT MAY BE DIFFERENT THAN THE ESTIMATED AMOUNT SET FORTH IN THIS CURRENT REPORT ON FORM 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)      Pro forma financial information

                  1. Introduction to Unaudited Pro Forma Condensed Financial Statements.

                  2. Unaudited Pro Forma Condensed Statement of Operations for the three months ended March 31, 1997.

                  3. Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1996.

                  4. Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1995.

                  5. Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1994.

                  6. Notes to Unaudited Pro Forma Condensed Statements of Operations.

                  7. Unaudited Pro Forma Condensed Balance Sheet as of March 31, 1997.

                  8.       Notes to Unaudited Pro Forma Condensed Balance Sheet.

         (c)      Exhibits.

                  2.1 Stock Purchase Agreement, dated May 30, 1997, between IVAX Corporation and B. Braun of America Inc. (incorporated by reference to IVAX Corporation's Current Report on Form 8-K dated May 30, 1997).

                  2.2 Assignment and Assumption Agreement and Amendment No. 1 to Stock Purchase Agreement, dated as of June 17, 1997, by and among IVAX Corporation, B. Braun of America Inc. and B. Braun Medical Inc.

                  99.1 Press Release of IVAX Corporation relating to the sale of McGaw.

                       Introduction To Unaudited Pro Forma
                         Condensed Financial Statements

         The following unaudited pro forma condensed financial statements reflect IVAX Corporation ("IVAX") after giving effect to the sale of McGaw, Inc. ("McGaw") as if it had been consummated, with respect to the statement of operations data, at the beginning of the periods presented, or, with respect to the balance sheet data, as of the date presented.

         The unaudited pro forma condensed financial statements are derived from, should be read in conjunction with, and are qualified in their entirety by reference to, the separate financial statements and notes thereto of IVAX included in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

         The unaudited pro forma condensed financial data have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which actually would have been obtained if the sale of McGaw had occurred at the beginning of the periods presented or as of the date indicated or of the results of operations or financial position which may be obtained in the future.


                 IVAX CORPORATION REFLECTING THE SALE OF MCGAW
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                     (In thousands, except per share data)


                                                 IVAX                              PRO FORMA       PRO FORMA
                                             CORPORATION          MCGAW           ADJUSTMENTS       BALANCE
                                             -----------        ----------     ---------------    ----------

Net revenues                                   $  284,550       $  (81,159)    $      575 (P1)    $  202,532
                                                                                   (1,434)(P2)

Cost of sales                                     182,985          (53,625)           575 (P1)       129,935
                                              -----------       ----------     ----------         ----------
   Gross profit                                   101,565          (27,534)        (1,434)            72,597
Operating expenses:
   Sales & marketing                               53,080          (12,842)            --             40,238
   General & administrative                        36,854           (6,479)            --             30,375
   Research & development                          16,873           (4,357)            --             12,516
   Goodwill amortization                              161              (20)            --                141
   Amort. - other intangibles                       1,845             (643)            --              1,202
   Merger expenses                                  2,095               --             --              2,095
                                              -----------       ----------     ----------         ----------
     Total operating expenses                     110,908          (24,341)            --             86,567
                                              -----------       ----------     ----------         ----------
   Income (loss) from operations                   (9,343)          (3,193)        (1,434)           (13,970)
Other income/(expense):
   Net interest (expense)/income                   (7,151)            (276)         5,000  (P3)       (2,427)
   Intercompany interest                               --              252           (252) (P1)           --
   Other income (expense)                           6,806              234             13  (P2)        7,053
                                              -----------       ----------     ----------         ----------
     Total other income (expense)                    (345)             210          4,761              4,626
                                              -----------       ----------     ----------         ----------
   Income (loss) before income taxes
     and minority interest                         (9,688)          (2,983)         3,327             (9,344)
Provision for income taxes                         (3,221)             240          1,164  (P4)       (1,817)
                                              -----------       ----------     ----------         ----------
   Income (loss) before minority interest          (6,467)          (3,223)         2,163             (7,527)
Minority interest                                  (1,472)              --             --             (1,472)
                                              -----------       ----------     ----------         ----------
   Income (loss) from
     continuing operations                      $  (7,939)      $   (3,223)    $    2,163         $   (8,999)
                                              ===========       ==========     ==========         ==========
   Income (loss) from continuing
     operations per share                       $   (0.07)                                        $   (0.07)
                                              ===========                                         ==========
   Weighted average number
     of common shares                             121,479                                            121,479
                                              ===========                                         ==========

     See accompanying notes to unaudited pro forma condensed statements of operations


                 IVAX CORPORATION REFLECTING THE SALE OF MCGAW
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (In thousands, except per share data)



                                                  IVAX                         PRO FORMA      PRO FORMA
                                               CORPORATION      MCGAW         ADJUSTMENTS      BALANCE
                                               -----------    ---------     -------------    -----------

Net revenues                                   $ 1,151,307    $(341,059)    $  1,649 (P1)    $   809,928
                                                                              (1,969)(P2)

Cost of sales                                      774,368     (221,003)       1,649 (P1)        555,014
                                               -----------    ---------     --------         -----------
   Gross profit                                    376,939     (120,056)      (1,969)            254,914
Operating expenses:
   Sales & marketing                               220,536      (54,341)          --             166,195
   General & administrative                        151,056      (22,291)          --             128,765
   Research & development                           73,353      (18,762)          --              54,591
   Goodwill amortization                             2,448          (77)          --               2,371
   Amort. - other intangibles                        7,668       (3,122)          --               4,546
   Restructuring & impairments                     117,983         (472)          --             117,511
   Merger expenses                                     557           --           --                 557
                                               -----------    ---------     --------         -----------
     Total operating expenses                      573,601      (99,065)          --             474,536
                                               -----------    ---------     --------         -----------
   Income (loss) from operations                  (196,662)     (20,991)      (1,969)           (219,622)
Other income/(expense):
   Net interest (expense)/income                   (24,451)       2,821       20,000  (P3)        (1,630)
   Intercompany interest                                --        1,094       (1,094) (P1)            --
   Other income (expense)                            5,564          871          304  (P2)         6,739
                                               -----------    ---------     --------         -----------
     Total other income (expense)                  (18,887)       4,786       19,210               5,109
                                               -----------    ---------     --------         -----------
   Income (loss) before income taxes
     and minority interest                        (215,549)     (16,205)      17,241            (214,513)
Provision for income taxes                         (62,224)       5,754        6,034 (P4)        (50,436)
                                               -----------    ---------     --------         -----------
   Income (loss) before minority interest         (153,325)     (21,959)      11,207            (164,077)
Minority interest                                   (5,354)          --           --              (5,354)
                                               -----------    ---------     --------         -----------
   Income (loss) from
     continuing operations                     $  (158,679)   $ (21,959)   $  11,207          $ (169,431)
                                               ===========    =========    =========         ===========
   Income (loss) from continuing
     operations per share                      $     (1.31)                                   $    (1.40)
                                               ===========                                   ===========
   Weighted average number
     of common shares                              120,949                                       120,949
                                               ===========                                   ===========

     See accompanying notes to unaudited pro forma condensed statements of operations


                 IVAX CORPORATION REFLECTING THE SALE OF MCGAW
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                     (In thousands, except per share data)



                                             IVAX                              PRO FORMA         PRO FORMA
                                          CORPORATION          MCGAW          ADJUSTMENTS         BALANCE
                                          ------------      ------------      ---------          ----------

Net revenues                              $  1,259,766      $   (339,487)     $   1,006  (P1)    $  920,794
                                                                                   (491) (P2)

Cost of sales                                  736,036          (206,911)         1,006  (P1)       530,131
                                          ------------      ------------      ---------          ----------
   Gross profit                                523,730          (132,576)          (491)            390,663
Operating expenses:
   Sales & marketing                           181,427           (55,050)             -             126,377
   General & administrative                    117,384           (29,846)             -              87,538
   Research & development                       64,602           (16,005)             -              48,597
   Goodwill amortization                         2,305               (70)             -               2,235
   Amort. - other intangibles                    7,193            (4,587)             -               2,606
   Merger expenses                               3,392                 -              -               3,392
                                          ------------      ------------      ---------          ----------
     Total operating expenses                  376,303          (105,558)             -             270,745
                                          ------------      ------------      ---------          ----------
   Income from operations                      147,427           (27,018)          (491)            119,918
Other income/(expense):
   Net interest (expense)/income               (17,380)            7,440         20,000  (P3)        10,060
   Intercompany interest                             -               132           (132) (P1)            --
   Other income (expense)                       18,394            (7,213)         8,129  (P1)        19,310
                                          ------------      ------------      ---------          ----------
     Total other income (expense)                1,014               359         27,997              29,370
                                          ------------      ------------      ---------          ----------
   Income (loss) before income taxes
     and minority interest                     148,441           (26,659)        27,506             149,288
Provision for income taxes                      28,338              (752)         9,627  (P4)        37,213
                                          ------------      ------------      ---------          ----------
   Income before minority interest             120,103           (25,907)        17,879             112,075
Minority interest                               (5,302)               --             --              (5,302)
                                          ------------      ------------      ---------          ----------
   Income from continuing operations      $    114,801      $    (25,907)     $  17,879          $  106,773
                                          ============      ============      =========          ==========
   Income (loss) from continuing
     operations per share                 $       0.96                                           $     0.90
                                          ============                                           ==========
   Weighted average number
     of common shares                          119,253                                              119,253
                                          ============                                           ==========

     See accompanying notes to unaudited pro forma condensed statements of operations


                 IVAX CORPORATION REFLECTING THE SALE OF MCGAW
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                     (In thousands, except per share data)



                                             IVAX                              PRO FORMA         PRO FORMA
                                          CORPORATION          MCGAW          ADJUSTMENTS         BALANCE
                                          ------------      -----------      ------------        ---------

Net revenues                              $  1,134,806      $  (337,884)     $      35  (P1)     $ 796,957

Cost of sales                                  653,361         (197,953)            35  (P1)       455,443
                                          ------------      -----------      ---------           ---------
   Gross profit                                481,445         (139,931)            --             341,514
Operating expenses:
   Sales & marketing                           167,782          (56,697)            --             111,085
   General & administrative                     99,242          (22,493)            --              76,749
   Research & development                       48,661          (12,779)            --              35,882
   Goodwill amortization                         3,673              (64)            --               3,609
   Amort. - other intangibles                    8,212           (5,771)            --               2,441
   Merger expenses                              13,049               --             --              13,049
                                          ------------      -----------      ---------           ---------
     Total operating expenses                  340,619          (97,804)            --             242,815
                                          ------------      -----------      ---------           ---------
   Income from operations                      140,826          (42,127)            --              98,699
Other income/(expense):
   Net interest (expense)/income               (19,425)          10,714         20,000  (P3)        11,289
   Intercompany interest                            --              108           (108) (P1)            --
   Other income (expense)                          948            1,866             --               2,814
                                          ------------      -----------      ---------           ---------
     Total other income (expense)              (18,477)          12,688         19,892              14,103
                                          ------------      -----------      ---------           ---------
   Income (loss) before income taxes
     and minority interest                     122,349          (29,439)        19,892             112,802
Provision for income taxes                      30,322            1,768          6,962 (P4)         39,052
                                          ------------      -----------      ---------           ---------
   Income before minority interest              92,027          (31,207)        12,930              73,750
Minority interest                               (2,155)              --             --              (2,155)
                                          ------------      -----------      ---------           ---------
   Income from continuing operations      $     89,872      $   (31,207)     $  12,930           $  71,595
                                          ============      ===========      =========           =========
   Income (loss) from continuing
     operations per share                 $       0.77                                           $    0.62
                                          ============                                           =========
   Weighted average number
     of common shares                          116,339                                             116,339
                                          ============                                           =========

     See accompanying notes to unaudited pro forma condensed statements of operations

                          NOTES TO UNAUDITED PRO FORMA
                       CONDENSED STATEMENTS OF OPERATIONS


1. The unaudited pro forma condensed statements of operations have been prepared under the assumptions set forth in the following notes.

2. The pro forma results have been prepared for comparative purposes only and do not purport to indicate what necessarily would have occurred had McGaw been sold at the beginning of the periods presented, or what results may be in the future.

3. IVAX figures have been restated to reflect the 1994 acquisitions of Zenith Laboratories, Inc. and McGaw, each of which was accounted for under the pooling of interests method of accounting. The March 1, 1996 acquisition of Elvetium S.A. (Argentina), Alet Laboratories S.A.E.C.I. y E. and Elvetium S.A. (Uruguay), (collectively "Elvetium"), and the September 30, 1995 acquisition of Pharmatop Limited which were accounted for under the pooling of interests method of accounting, were recorded as of January 1, 1996 and 1995, respectively. Historical figures have not been restated to give retroactive effect to the Elvetium and Pharmatop Limited acquisitions due to the immateriality of the related amounts. IVAX figures include the results of the following businesses acquired by purchase since the respective acquisition dates:
         ImmunoVision, Inc. on July 17, 1995 and 60% of the shares of Galena a.s., on July 25, 1994 (subsequently increased through open market purchases to 74%.)

4. It is anticipated that nonrecurring transaction costs in the amount of $3 million will be expensed as incurred in connection with the sale of McGaw.

5. The following adjustments have been made to give pro forma effect for the sale of McGaw:

         (P1) To adjust for certain intercompany transactions included in McGaw's results of operations.

         (P2) To adjust for certain other transactions associated with the intravenous division which will not continue as a result of the sale of McGaw.

         (P3) To reflect reduced interest expense incurred and increased interest income earned from the proceeds from the sale of McGaw.

         (P4)     To reflect the tax expense related to the above adjustments.


                 IVAX CORPORATION REFLECTING THE SALE OF MCGAW
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1997

                     (In thousands, except per share data)


                                         IVAX                              PRO FORMA         PRO FORMA
                                      CORPORATION          MCGAW          ADJUSTMENTS         BALANCE
                                      ------------      ----------        ----------        ----------

Cash                                  $     74,812      $   (4,019)       $  320,000  (B1)   $  70,793
                                                                              (5,553) (B2)
                                                                              (3,000) (B3)
                                                                            (311,447) (B4)
Net accounts receivable                    207,912         (38,341)               --           169,571
Inventory                                  271,124         (54,276)               --           216,848
Other current assets                       136,579         (22,216)               --           114,363
                                      ------------      ----------        ----------        ----------
   Total current assets                    690,427        (118,852)               --           571,575
Property, plant and equipment, net         423,538        (192,054)           17,220  (B5)     248,704
Intangibles                                 98,523         (14,535)               --            83,988
Other assets                               125,945         (41,367)           (2,145) (B6)      82,433
                                      ------------      ----------        ----------        ----------
          Total assets                $  1,338,433      $ (366,808)       $   15,075        $  986,700
                                      ------------      ----------        ----------        ----------

Loans payable & current
  long term debt                      $     12,186      $     (261)       $       --        $   11,925
Accounts payable                            77,556         (20,713)               --            56,843
                                                                                (788) (B5)
Accrued expenses                           127,435         (23,295)            2,000  (B7)     105,352
                                      ------------      ----------        ----------        ----------
   Total current liabilities               217,177         (44,269)            1,212           174,120
Due to affiliates                               --          (7,440)            7,440  (B5)          --
Long-term debt, net of
  current portion                          411,982            (541)         (311,447) (B4)      99,994
Other long-term liabilities                 17,073         (17,984)           17,949  (B5)      17,038
Minority interest                           14,971              --                --            14,971
                                                                               3,347  (B8)
Total shareholders' equity                 677,230        (296,574)          296,574  (B8)     680,577
                                      ------------      ----------        ----------        ----------
          Total liabilities and
            shareholders' equity      $  1,338,433      $ (366,808)       $   15,075        $  986,700
                                      ============      ==========        ==========        ==========

          Shares outstanding               121,483                                             121,483
                                      ============                                          ==========

          Book value per share        $       5.57                                          $     5.60
                                      ============                                          ==========


     See accompanying notes to unaudited pro forma condensed balance sheet

                          NOTES TO UNAUDITED PRO FORMA
                             CONDENSED BALANCE SHEET


1. The unaudited pro forma condensed balance sheet has been prepared under the assumptions set forth in the following notes.

2. The pro forma balance sheet has been prepared for comparative purposes only and does not purport to indicate what necessarily would have occurred had McGaw been sold as of the date presented, or what financial position may be obtained in the future.

3.       The following adjustments give pro forma effect for the sale of McGaw:

         (B1)     To reflect gross proceeds received from the sale of McGaw.

         (B2) To reduce gross proceeds for anticipated post closing adjustments.

         (B3) To reflect payment of estimated transaction costs associated with the sale.

         (B4) To reflect the pay down of debt with the net proceeds received.

         (B5) To adjust for items included in McGaw's balance sheet that are excluded from the sale based on the Agreement.

         (B6) To write-off certain deferred tax assets related to assets transferred to B. Braun Medical Inc.

         (B7) To establish general reserves associated with transaction related items.

         (B8) To record the sale of McGaw and the resulting gain, assuming that the closing had occurred on March 31, 1997, computed as follows (in thousands):



                  Gross proceeds                                                  $320,000
                  Reduction in proceeds for post closing adjustments                (5,553)
                  Estimated transaction costs                                       (3,000)
                                                                                ----------
                      Net proceeds                                                                311,447
                  McGaw's net book value at March 31, 1997                         296,574
                  Adjusted for items excluded per the Agreement                    (21,273)
                                                                                ----------
                      McGaw's adjusted net book value                                             275,301
                      General reserves associated with transaction
                        related items                                                               2,000
                                                                                               ----------
                      Gain                                                                         34,146
                      Estimated taxes                                                             (30,799)
                                                                                               ----------
                      Net gain                                                                 $    3,347
                                                                                               ==========

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           IVAX CORPORATION



                                           /s/ MICHAEL W. FIPPS
                                           --------------------------------
                                           Michael W. Fipps
                                           Senior Vice President -- Finance
                                           and Chief Financial Officer

Date:  July 8, 1997

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

2.1 Stock Purchase Agreement, dated May 30, 1997, between IVAX Corporation and B. Braun of America Inc. (incorporated by reference to IVAX Corporation's Current Report on Form 8-K dated May 30, 1997).

2.2 Assignment and Assumption Agreement and Amendment No. 1 to Stock Purchase Agreement, dated as of June 17, 1997, by and among IVAX Corporation, B. Braun of America Inc. and B. Braun Medical Inc.

99.1 Press Release of IVAX Corporation relating to the sale of McGaw.